UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 10, 2014

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

(b)    On September 10, 2014, Joseph H. Schmidt informed Dick’s Sporting Goods, Inc. (the “Company”) of his intention to retire from his position as President and Chief Operating Officer, a role he has held since 2009. Mr. Schmidt has served in several key leadership roles since joining the Company in 1990. Mr. Schmidt will remain with the Company until the end of fiscal 2014 or such other date as mutually agreed to by Mr. Schmidt and the Company. The Company has initiated a search for Mr. Schmidt’s successor.

On September 10, 2014, John G. Duken informed the Company of his plan to retire, effective as of the end of November. Mr. Duken has served as the Company’s Executive Vice President, Global Merchandising since 2012. Mr. Duken joined the Company in 1999 and has held a number of roles in operations, planning & allocation and merchandising throughout his tenure.

Item 8.01	Other Information

Effective September 15, 2014, the Company has appointed Lee J. Belitsky, Senior Vice President, Product Development, to serve as Executive Vice President, Product Development and Planning, Allocation & Replenishment. Mr. Belitsky joined the Company in 1997 as Vice President, Controller, and during his tenure has served as the Senior Vice President in Risk and Compliance, Strategic Planning and Analysis, Treasury Services, and Store Operations and Distribution/Transportation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: September 15, 2014	By:	/s/ ANDRÉ J. HAWAUX
	Name:	André J. Hawaux
	Title:	EVP – Finance, Administration and Chief Financial Officer